Exhibit 99.1

FOR IMMEDIATE RELEASE

CUSHMAN & WAKEFIELD ANNOUNCES PRICING OF

ITS INITIAL PUBLIC OFFERING OF ORDINARY SHARES

Chicago, IL (August 1, 2018) — Cushman & Wakefield plc (“Cushman & Wakefield”) today announced the pricing of its initial public offering of 45,000,000 of its ordinary shares, at a price to the public of $17.00 per share. The shares will be listed on the New York Stock Exchange and will trade under the symbol “CWK” beginning August 2, 2018. In addition, Cushman & Wakefield has granted the underwriters a 30-day option to purchase up to an additional 6,750,000 ordinary shares at the public offering price less underwriting discounts and commissions. Cushman & Wakefield expects to use the net proceeds from the ordinary shares offered by it to reduce outstanding indebtedness, in particular to repay its second lien loan, to pay the outstanding amount of the deferred payment obligation related to its acquisition of Cassidy Turley and any remaining net proceeds for general corporate purposes.

Morgan Stanley, J.P. Morgan, Goldman Sachs & Co. LLC and UBS Investment Bank are acting as joint book-running managers and representatives of the underwriters for the offering. Barclays Capital Inc., BofA Merrill Lynch, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C. are also acting as joint book-running managers for the offering. TPG Capital BD, LLC, HSBC Securities (USA) Inc., Credit Agricole Securities (USA) Inc., JMP Securities LLC, China Renaissance Securities (US) Inc., Fifth Third Securities, Inc., Academy Securities, Inc., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Siebert Cisneros Shank & Co. L.L.C. and The Williams Capital Group, L.P. are acting as co-managers for the offering.

The offering is being made only by means of the written prospectus forming part of the effective registration statement. Copies of the final prospectus related to the offering, when available, may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: prospectus-eq_fi@jpmchase.com, Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com and UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: 888-827-7275 or email: olprospectusrequest@ubs.com.

A registration statement relating to these securities was declared effective as of August 1, 2018 by the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state or jurisdiction.

About Cushman & Wakefield

Cushman & Wakefield is a leading global real estate services firm that delivers exceptional value by putting ideas into action for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with 48,000 employees in approximately 400 offices and 70 countries. In 2017, the firm had revenue of $6.9 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey Cushman & Wakefield’s current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Cushman & Wakefield’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of the Registration Statement on Form S-1. Unless required by law, Cushman & Wakefield undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.